UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2011

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On August 4, 2011, Aligntech de Mexico, S. de R.L. de C.V. (“Align Mexico”), a wholly-owned subsidiary of Align Technology, Inc. (“Align”) entered into a definitive agreement to purchase land and a manufacturing facility in Juarez, Mexico (the “Agreement”). Under the Agreement between Align Mexico and Lexmark International, Align Mexico agreed to pay approximately $3.2 million in cash for the property. The closing of the purchase and sale is subject to customary closing conditions and is expected to occur in approximately 75 days.

A copy of the Agreement will be filed as an exhibit to Align’s quarterly report on Form 10-Q for the period ending September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2011	ALIGN TECHNOLOGY, INC.

	By:	/s/ Kenneth B. Arola
Kenneth B. Arola
Vice President, Finance and Chief Financial Officer